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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 11, 1997


                                 GARGOYLES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                  0-21355               91-1247269
 (STATE OF INCORPORATION)         (COMMISSION            (IRS EMPLOYER
                                  FILE NUMBER)         IDENTIFICATION NO.)



                             5866 SOUTH 194TH STREET
                             KENT, WASHINGTON 98032
                                 (206) 872-6100
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

  (a) On April 11, 1997, Gargoyles Acquisition Corporation, a newly formed Washington corporation ("Purchaser") and wholly-owned subsidiary of Gargoyles, Inc. ("Registrant") acquired substantially all the assets, and assumed certain liabilities, of Sungold Enterprises, LTD., a New York corporation ("Sungold"), pursuant to the terms of an Asset Purchase and Sale Agreement dated April 10, 1997, by and between Sungold and its shareholders and Purchaser (the "Agreement").

      The purchased assets include tangible assets, contracts, warranties, books and records, drawings and designs, leasehold interests, license agreements and other intellectual properties including rights to the Sungold name. Certain members of Sungold's management, including its president, were hired by Purchaser and will continue to operate the Sungold sunglass business from Sungold's facilities in Farmingdale, New York.

      As consideration for the purchased assets, Purchaser paid $10,970,000 cash at the closing and agreed to pay, subject to certain conditions, additional amounts equal to 7.5% of Purchaser's net sales in excess of $7 million in each of the calendar years ending December 31, 1997, 1998 and 1999.

      The purchase price was paid with funds borrowed from U. S. Bank of Washington, National Association under Registrant's long-term credit facility. The purchase price will be allocated among the purchased assets based on the fair value of the assets acquired and the obligations assumed.

  (b) Sungold was a sunglass design and distribution company with its principal executive office in Farmingdale, New York. Sungold's plant and equipment were used for designing and manufacturing sunglasses. Registrant intends to continue using these in a similar manner.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

   (a)Financial Statements of Business Acquired.

      It is impracticable for Registrant to provide the required Sungold financial statements at this time. Such statements will be filed when they are available. Registrant anticipates filing such statements on or about June 25, 1997.
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  (b) Pro Forma Financial Information.

      It is impracticable for Registrant to provide pro forma financial information at this time. Such statements will be filed when they are available. Registrant anticipates filing such statements on or about June 25, 1997.

  (c) Exhibits.

      Exhibit
      Number

       2.1  Asset Purchase and Sale Agreement

      99.1  Press Release of Registrant dated April 11, 1997

      99.2  Press Release of Registrant dated March 10, 1997
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GARGOYLES, INC.

Date: April 28, 1997               By:   /s/ STEVEN R. KINGMA
                                         ---------------------------------------
                                         Steven R. Kingma
                                         Vice President, Chief Financial
                                         Officer, Secretary and Treasurer